CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights," "Counsel and Independent Auditors" and "Financial Statements" and to the incorporation by reference of our report dated February 13, 1998 in the Registration Statement (Form N-1A) and related Prospectus of Investors Mark Series Fund, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 1 under the Securities Act of 1933 (Registration No. 333-32723) and Amendment No. 2 under the Investment Company Act of 1940 (Registration No. 811-08321).


                                     /s/ ERNST & YOUNG LLP

                                         Ernst & Young LLP

Kansas City, Missouri
April 27, 1998